UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2025

SMART POWERR CORP.

(Exact name of Company as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District Xi’an City, Shaan Xi Province, China 710075
(Address of registrant’s principal executive office) (Zip code)

(86-29) 8765-1097

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CREG	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2025, SMART POWERR CORP. (the “Company”, “we”, “us” or “our”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company has agreed to issue and sell an aggregate of 4,060,000 shares of common stock, par value $0.001 per share (the “Shares”) of the Company, at a purchase price of $0.61 per share (the “Purchase Price”), in a registered direct offering (“Offering”) to certain Purchasers. Pursuant to the Stock Purchase Agreement, we agreed, among other matters:

●	not to issue any securities for a period of ninety days following the execution of the Stock Purchase Agreement without prior written consent of the Purchasers;

●	not to issue any securities with variable pricing based on the trading price of the shares of common stock of the Company or market conditions without prior written consent of the Purchasers as long as the Purchasers holds any of the Shares; and

●	to indemnify the Purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the Purchasers as well as under certain other circumstances described in the Stock Purchase Agreement.

The Offering is being made pursuant to a shelf registration statement (No. 333-281639) on Form S-3, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2024, and a related prospectus supplement filed with the SEC on March 7, 2025.

The net proceeds from the Offering, after deducting estimated offering expenses payable by the Company, are approximately $2,400,000. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

A copy of the opinion of the Company’s counsel, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K. The form of Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the terms of the Stock Purchase Agreement do not purport to be complete descriptions of the rights and obligations thereunder and are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Ortoli Rosenstadt LLP
10.1	Form of Stock Purchase Agreement between the Company and certain Purchasers, dated March 4, 2025
23.1	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART POWERR CORP.

Date: March 10, 2025	By:	/s/ Guohua Ku
	Name:	Guohua Ku
	Title:	Chief Executive Officer, and Chairman of the Board

3